Ex-99.B.4.8

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225

Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in the Contract.

                      Certificate of Group Annuity Coverage

To the Employee:

Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

You may cancel this Certificate within 10 days of receiving it by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Account.

              /s/ Kirk P. Wickman                  /s/ Thomas J. McInerney
              Secretary                            President


      ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
    GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET
     VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET
    VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME
                                OF ITS MATURITY.

GTCC-IA (RP) (7/98)

                                 SPECIFICATIONS

Guaranteed Interest Rate - There are guaranteed interest rates for amounts held in the Fixed Account (See 3.05) and the GA Account (see 3.04(c)).

Surrender Fee - There will be a charge deducted for early surrender. (See 5.02.)

Deductions from the Separate Account - There will be deductions for mortality and expense risks and administrative fees. (See 3.09.)

Deduction from Purchase Payment(s) - Purchase Payment(s) are subject to a deduction for premium taxes, if any. (See 3.01.)



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CONTRACT HOLDER                     GROUP ANNUITY CONTRACT NO.

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YOUR NAME                           CERTIFICATE NO.

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TYPE OF PLAN

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

                                TABLE OF CONTENTS

                             I. GENERAL DEFINITIONS

                                                                          Page
1.01    Annuity..............................................................5
1.02    Fixed Annuity........................................................5
1.03    Variable Annuity.....................................................5
1.04    Plan.................................................................5
1.05    Annuitant............................................................5
1.06    Participant (You)....................................................5
1.07    Purchase Payment(s)..................................................5
1.08    General Account......................................................5
1.09    Separate Account.....................................................5
1.10    Fixed Account........................................................5
1.11    Fund(s)..............................................................5
1.12    Guaranteed Accumulation Account (GA Account).........................5
1.13    Nonunitized Separate Account.........................................5
1.14    Maturity Date........................................................5
1.15    Matured Term Value...................................................5
1.16    Valuation Period.....................................................5

                          II. GENERAL PROVISIONS

2.01    Change of Contract...................................................6
2.02    Change of Fund(s)....................................................6
2.03    Nonparticipating Contract............................................6
2.04    Payments.............................................................6
2.05    State Laws...........................................................7
2.06    Control of Contract..................................................7
2.07    Designation of Beneficiary...........................................8
2.08    Misstatements and Adjustments........................................8
2.09    Incontestability.....................................................8
2.10    Grace Period.........................................................8

      III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01    Net Purchase Payment(s)..............................................9
3.02    Individual Accounts..................................................9
3.03    Limitation on Contributions..........................................9
3.04    Guaranteed Accumulation Account......................................9
3.05    Guaranteed Interest Rate -Fixed Account.............................13
3.06    Experience Credits..................................................13
3.07    Maintenance Fee.....................................................13
3.08    Fund Record Units -Separate Account.................................13
3.09    Net Return Factor(s) -Separate Account..............................13
3.10    Fund Record Unit Value - Separate Account...........................14
3.11    Current Value.......................................................14
3.12    Transfer of Current Value from the Funds to GA Account..............14
3.13    Transfer of Current Value from the Fixed Account....................15
3.14    Loan Value..........................................................15

                                        3

                                                                           Page
3.15    Notice to the Contract Holders......................................17
3.16    Distribution Options................................................17
3.17    Sum Payable at Death (Before Annuity Payments Start)................20
3.18    Surrender Value.....................................................21
3.19    Surrender Restrictions..............................................21
3.20    Timing of Distributions.............................................22
3.21    Payment of Surrender Value..........................................22
3.22    Reinstatement.......................................................22

                          IV. ANNUITY PROVISIONS

4.01    Choices to be Made..................................................24
4.02    Terms of Annuity Options............................................24
4.03    Death of Annuitant/Beneficiary......................................24
4.04    Fund(s) Annuity Units-Separate Account..............................25
4.05    Fund(s) Annuity Unit Value-Separate Account.........................25
4.06    Annuity Options.....................................................26

                              V. FEE SCHEDULE

5.01    Maintenance Fee.....................................................35
5.02    Surrender Fee.......................................................35

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

      I.  GENERAL DEFINITIONS

1.01. Annuity: Payment of an income:

      (a) For the life of one or two persons;

      (b) For a stated period; or

      (c) For some combination of (a) and (b).

1.02. Fixed Annuity: An Annuity with payments which do not vary in amount.

1.03. Variable Annuity: An Annuity with payments which vary with the net investment results of a Separate Account.

1.04. Plan: The Plan named on the Specifications. The Plan is not a part of the Contract. Aetna is not bound by the terms of the Plan.

1.05. Annuitant: A person on whose life an Annuity has been effected under this Certificate.

1.06. Participant (You) : A person who participates in the Plan named on the Specifications page of this Certificate.

1.07. Purchase Payment(s): Payments made to Aetna.

1.08. General Account: The Account holding the assets of Aetna, other than those assets held in the Separate Accounts or the Nonunitized Separate Account.

1.09. Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

1.10. Fixed Account: An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.11. Fund(s): The open-end registered management investment companies (mutual funds) made available by Aetna under this Contract.

1.12. Guaranteed Accumulation Account: An accumulation option which guarantees a stipulated rate of interest for a specified period of time.

1.13. Nonunitized Separate Account: An Account set up by Aetna under Title 38, Section 38-154a, of the Connecticut General Statutes which is used to hold assets for GA Account Terms greater than three years. The Contract Holder does not participate in the investment gain or loss from the assets held in this Account.

1.14. Maturity Date: The last day of a GA Account Term.

1.15. Matured Term Value: The amount payable on a GA Account Term's Maturity
      Date.

1.16. Valuation Period: The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

      II.  GENERAL PROVISIONS

2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of the Contract by notifying the Contract Holder, in writing, at least 30 days before the effective date of the change. Any change will not affect the amount or terms of any Annuity which begins before the change.

      Aetna may make a change that affects the GA Account Market Value Adjustment (see 3.04 (g)) with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any present or future Participant.

      Any change that affects the following provisions of the Contract will not apply to existing Individual Accounts:

      (a) Net Purchase Payment(s)

      (b) Guaranteed GA Account Interest Rate

      (c) Guaranteed Interest Rate - Fixed Account

      (d) Net Return Factor(s) - Separate Account

      (e) Current Value

      (f) Surrender Value

      (g) Fund(s) Annuity Unit Value - Separate Account.

      Any change that affects the Annuity Options and the tables for the Options cannot be made:

      (1) Until at least 12 months after the Effective Date of this Contract;
          and

      (2) Until at least 12 months after the effective date of any such prior change.



      If the Contract Holder does not agree to any change under this provision, no new certificate holders will be covered under this Contract. Aetna will continue to accept Purchase Payments for the Participants covered under the Contract before the change. The Contract may also be changed as required by federal or state law.

2.02. Change of Fund(s): Aetna, or the Separate Account may:

      (a) Change the Fund(s) which may be invested in by the Separate
          Account; and

      (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

      Changes must be:

      (a) Approved by a majority vote of persons having an interest in the Separate Account and the Fund(s);

      (b) Deemed necessary by Aetna under the Investment Company Act of 1940;
          or

      (c) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

      Aetna will notify the Contract Holder of any change.

2.03. Non-Participating Contract: You, your beneficiary or the Contract Holder will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.18.

2.05. State Laws: The Contract and this Certificate complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06. Control of Contract: The Contract Holder may make any choices allowed by the Contract for the Employer Account and the Employee Account. Choices made under the Contract must be in writing or in a form satisfactory to Aetna. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. The Contract Holder may, however, by written direction to Aetna, allow Participants to select the investment options of the Employer Account and/or the Employee Account. No distributions will be made from the Employer Account or the Employee Account without the Contract Holder's written direction to Aetna. The Contract Holder may direct Aetna to make an in-service transfer pursuant to IRS Revenue Ruling 90-24. Checks for in-service transfers will be made payable only to the acquiring investment provider. Participants have no rights to direct Aetna as to payments under the Contract unless countersigned by the Contract Holder.

      (a) Nontransferable and Nonassignable:

          The Contract and any Individual Accounts are nontransferable and nonassignable, except to Aetna in the event of a loan or pursuant to a "qualified domestic relations order" as set forth under the Retirement Equity Act of 1984 (REA). In the event a loan is requested, the Current Value of the Employee Account necessary to cover the loan amount plus interest must be assigned to Aetna.

      (b) ERISA/REA Requirements:

          The Contract Holder shall notify Aetna in writing of the applicability of Title I of the Employee Retirement Income Security Act of 1974 (ERISA), as amended by subsequent law including REA, to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability. With respect to any distribution made from an Employee or Employer Account from a Contract subject to ERISA, the Contract Holder must certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan.

      (c) Participant Rights/Employee Account:

          You have a nonforfeitable right to the value of your Employee Account pursuant to Code Section 403(b) and the terms of the Plan as interpreted by the Contract Holder (see 1.06).

      (d) Participant Rights/Employer Account:

          You have a nonforfeitable right to the value of your Employer Account pursuant to the terms of, and to the extent of your vested percentage under, the Plan as interpreted by the Contract Holder. It is the Contract Holder's responsibility to maintain records of your vesting percentages. Aetna will not maintain nor keep such records.

      You and the Contract Holder hereunder have agreed in writing to the above terms and conditions, to have the Contract Holder make all choices under the Contract, and to be bound by the Contract Holder's direction(s) to Aetna.

2.07. Designation of Beneficiary: The Contract Holder is the beneficiary of the Employer and Employee Account. Aetna will pay any portion of the Individual Account(s) Current Value to the Plan beneficiary as directed by the Contract Holder.

2.08. Misstatements and Adjustments: If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payment.

2.09. Incontestability: Aetna cannot cancel the Contract or this Certificate because of any error of fact on the application.

2.10. Grace Period: The Contract and this Certificate will remain in effect if Purchase Payments are not continued.

      III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01. Net Purchase Payment(s): The actual Purchase Payment less any premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that a premium tax is due when Purchase Payments are received or at any other time, it will deduct the tax at that time.

      The Net Purchase Payment(s) may be credited among:

      (a) The Fixed Account; and

      (b) The Guaranteed Accumulation Account; and

      (c) The Fund(s) in which the Separate Account invests.

      Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

      During any calendar year, the Contract Holder or, if allowed by the Plan, the Participant may tell Aetna to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.02. Individual Account(s): The Contract is issued to the Contract Holder. However, Individual Accounts for Plan Participants are explained below.

      Aetna will maintain two Individual Accounts for each Participant. These will be:

      (a) Employer Account: This Individual Account will be credited with employer Net Purchase Payment(s); and

      (b) Employee Account: This Individual Account will be credited with employee Net Purchase Payment(s), specifically employee salary reduction contributions.

      In addition to any Purchase Payment(s) stated to be made to the Contract, a lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on behalf of one or more Participants. Aetna may maintain an Individual Account for each lump sum payment. Such Individual Account(s) will be designated as an Employer Account(s) or an Employee Account(s) as instructed by the Contract Holder.

3.03. Limitation on Contributions: The Purchase Payment(s) made to your Individual Account(s) in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code Section 403 (b)
      (2) or the annual additions limitation of Code Section 415 (c) (1). In addition, in no event may the Purchase Payment(s) attributable to elective deferrals as defined in Code Section 402 (g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code
      Section 402 (g) (8) applies.

3.04. Guaranteed Accumulation Account (GA Account): The GA Account guarantees stipulated rates of interest for stated periods of time (see (a) and (c) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see (g) below).

      (a) Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s) and transfers are accepted into the GA Account for one or more Guaranteed Terms.

      (b) Guaranteed Term (Term) - The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on transfers made into a Deposit Period of the GA Account. Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

      (c) Guaranteed Term Classifications - The grouping of Terms according to their time to maturity. The following are the Classifications.

          (1) Short-Term: Terms of up to and including 3 years; or

          (2) Long-Term: Terms of greater than 3 years and up to and including 10 years.

          During a Deposit Period, Aetna may make available one or more Terms within a Classification. The Contract Holder has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder. At least one Term in the Short-Term Classification will be available each Deposit Period.

      (d) Guaranteed GA Account Interest Rates (Guaranteed Rates) - Aetna will declare all interest rate(s) applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 4%.

          For Terms of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. The rate(s) will be set and announced prior to the Deposit Period for that Term and will not be subject to change.

      (e) Withdrawals from GA Account - Full or partial surrenders may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term to satisfy a surrender request may be subject to an MVA (see (g) below).

          Full and partial surrenders are satisfied by withdrawing amounts from each of the investment options in which the Individual Account is invested (the Fund(s), the Fixed Account, the GA Account Short-Term Classification and the GA Account Long-Term Classification) on a pro rata basis. However, the Contract Holder may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

          For purpose of withdrawals, Terms within the GA Account
          Short-Term and Long-Term Classifications are considered as two separate investment options. Amounts will be removed within a GA Account Classification starting with the Term still in effect with the oldest

          Deposit Period. Any withdrawal which is a surrender will be subject to the Maintenance Fee and Surrender Fee as appropriate.

          Amounts may be transferred at any time subject to Contract specifications (see 3.11, 3.12 or 3.13 below). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see (g) below). Fund(s) will be removed within the elected Classification starting with the Term still in effect with the oldest Deposit Period.

          During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GA Account during that Deposit Period may not be withdrawn unless due to:

          (1) A full or partial surrender;

          (2) A payment of a premium for an Annuity Option; or

          (3) The Sum Payable at Death provision.

      (f) Maturity Date/Reinvestment - For all GA Account Term(s) existing as of the effective date of this endorsement in addition to GA Account Term(s) announced subsequent to that date, the Contract Holder or you, as applicable, will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.

          The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Contract Holder or you, as applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. Within two business days after the Maturity Date, the Contract Holder or you, as applicable, will be mailed a confirmation statement. This Statement will state the Terms and Guaranteed Rates which will apply to the reinvested Matured Term Value.

          During the calendar month following the Term's Maturity Date, one exception is allowed to the 90 day transfer restriction and MVA under (e) and (g). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

          During this calendar month period, the Contract Holder may notify Aetna's Home Office to transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GA Account without an MVA. This provision only applies to the first such request received from the Contract Holder during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an MVA:

          (1) To any other Terms of the GA Account available in the current Deposit Period; or

          (2) To any other allowable Fund(s).

          If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All surrender and transfer requests will be processed as of the date they are received in good order at Aetna's Home Office.

      (g) Market Value Adjustment (MVA) - There will be an MVA for a withdrawal from the GA Account before the end of a Term when the withdrawal is due to:

          (1) A transfer;

          (2) A full or partial surrender; or

          (3) A payment of a premium for Annuity Option 2.

          The amount of the withdrawal will be adjusted to a market value amount as described below.

          The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

                          X
                  (1+i) -----
                         365
                  ------------
                          X
                  (1+j) -----
                         365

          Where:  i is the Deposit Yield

                  j is the Current Yield

                  x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

          The Deposit Period Yield will be determined as follows:

          [bullet] At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

          [bullet] The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

          The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

          In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

          Full and partial surrenders as well as transfers made within six months on the date of your death under the Sum Payable at Death provision will be the greater of:

          [bullet] The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

          [bullet] The applicable portion of the Current Value in the GA
                   Account.

          After the six month period, the surrender or transfer will be the aggregate MVA amount (i.e., including all MVAs).

          The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

          Aetna may make any change to Section 3.02 or 3.03 with 30 days advance written notice to the Contract Holder. Any such change shall become effective for Purchase Payment(s), transfers or reinvestments made to any new Term.

      (h) Deposits to the GA Account - All amounts in the GA Account under the Short-Term Classification are made to the General Account.

          All amounts in the GA Account under the Long-Term Classifications are made to a Nonunitized Separate Account. There are no discrete units for this Nonunitized Separate Account. The Contract Holder or you, as applicable, does not participate in the gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

          For Terms under both the Short-Term and Long-Term
          Classifications, Aetna guarantees stipulated interest rates to be credited to the GA Account. All assets of Aetna including amounts made to the GA Account are available to meet the guarantees under the GA Account.

3.05. Guaranteed Interest Rate - Fixed Account: On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.06. Experience Credits: Aetna may apply Experience Credits under this Contract. Any such Credits will be computed as decided by Aetna.

3.07. Maintenance Fee: The Maintenance Fee (see 5.01) will be deducted from the Current Value of the Employee and Employer Account on each anniversary of the Individual Account effective date and upon surrender of the entire Individual Account unless otherwise directed by the Contract Holder.

3.08. Fund Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of each Fund's Record Units. This number is equal to the Net Purchase Payment applied to the Fund divided by the Fund Record Unit Value (see 3.10) for the Valuation Period in which the Purchase Payment is received in good order.

3.09. Net Return Factor(s) - Separate Account: The Net Return Factors are used to compute all Separate Account Values and payments for any Fund.

      The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

      The Net Return Rate is equal to:

      (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

      (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

      (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

      (d) The total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.10 and 4.06) at the start of the Valuation Period; minus

      (e) A daily actuarial charge at an annual rate of 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed 0.25% on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity.

      A Net Return Rate may be more or less than 0.

      The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.10. Fund Record Unit Value - Separate Account: Each Fund's Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund's Record Unit Value for the previous Period. The dollar value of a Fund's Record Unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.11. Current Value: The Current Value is equal to:

      (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

      (b) Any amounts in the GA Account, including GA Account interest added by Aetna; plus

      (c) The sum of any Separate Account Record Unit Value(s); plus

      (d) Any amount due to Experience Credits; less

      (e) Any Maintenance Fee(s) due.

      Current Value does not include amounts used to purchase an Annuity.

3.12. Transfer of Current Value from the Funds or GA Account: Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund or the GA Account to:

      (a) Any other Fund;

      (b) The Fixed Account; or

      (c) The GA Account's current Deposit Period.

      Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's Maturity.

      Amounts applied to Classifications of the GA Account may not be transferred to the

      Fund(s) during the Deposit Period or for 90 days after the close of the Deposit Period.

      Transfers from the GA Account are subject to the Withdrawal and Market Value Adjustment provisions. (See 3.04 (e) and (g).)

      For each Individual Account, twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed
      Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

3.13. Transfer of Current Value from the Fixed Account: Before an Annuity Option is elected, 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

      (a) Without charge; and

      (b) Allowed once per calendar year.

      Aetna may, on a temporary basis, allow any larger percent to be transferred.

      The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.14. Loan Value: During the accumulation period, the Contract Holder may request a loan on your behalf from the Employee Account by submitting a loan request form to Aetna's Home Office. If there is more than one Employee Account, a separate loan request form is required for each Employee Account. If a Contract is subject to ERISA, the Contract Holder must provide written certification to Aetna that the REA requirements have been satisfied before the loan will be made. A loan will not be allowed within 12 months from the date of any prior loan. The Loan Effective Date will be the date the Home Office receives the loan request form and, if required, certification of REA compliance, in good order. All loans are subject to the following conditions:

      (a) The minimum Employee Account Current Value must be $2,000. The loan amount must be at least $1,000. The loan amount may not exceed the lesser of:

          (1) 50% of the Employee Account Current Value reduced by any outstanding loan balance(s) on the date on which the loan is made; or

          (2) $50,000, reduced by the highest outstanding balance(s) of loans, during the preceding 12 months ending on the day before the current loan is made.

      (b) The values in the Fund(s), Fixed Account and GA Account are included in determining the Employee Account Current Value for purposes of paragraph (a). However, only amounts held in the Fund(s) and Fixed Account are available for making the actual loan from the Employee Account. If a Contract Holder intends to request a loan in excess of the Current Value of the Fund(s) and the Fixed Account in the Employee Account, the excess amount must first be transferred from the GA Account to any other Fund(s) or to the Fixed Account. Amounts transferred from the GA Account will be subject to the GA Account withdrawal and Market Value Adjustment (MVA) provisions (see
          3.04 (e) and (g)). Aetna reserves the right to restrict or limit the amount that may be loaned from any investment option at any time.

          When a loan is made, the number of accumulation units equal to the loan amount will be withdrawn from the Employee Account. The amount of the loan to be made will be withdrawn on a pro rata basis from the Fixed Account and from each of the Fund(s). Accumulation units withdrawn from the Employee Account to provide a loan do not participate in the investment experience of the investment options from which they were withdrawn.

      (c) On the first business day of each calendar month, Aetna will determine a Loan Interest Rate. This rate will be equal to Moody's Corporate Bond Yield Average Monthly Average Corporates as published by Moody's Investor Service, Inc. for the calendar month beginning two months before the date on which the new Loan Interest Rate is effective. The Loan Interest Rate for the calendar month in which the loan is effective will apply for one year from the Loan Effective Date. Annually on the anniversary of the Loan Effective Date, the rate will be adjusted to equal the Loan Interest Rate determined for the month in which the loan anniversary occurs.

      (d) Principal and interest on loans must be amortized in quarterly installments over a 5-year term. If the Loan Interest Rate is adjusted, future repayments will be adjusted so that the outstanding loan balance is amortized in equal quarterly installments over the remaining term. A quarterly processing fee equal to .74% of the outstanding loan balance will be deducted from each repayment and retained by Aetna. The remainder of each repayment will be credited to the Employee Account. Repayment amounts credited to the Employee Account will be allocated among the same investment options and in the same proportions as amounts were withdrawn to make the loan.

      (e) A bill in the amount of the quarterly repayment due will be mailed to you in advance of the repayment due date. The repayment due date will be the first business day of the third calendar month following the 7th calendar day after the loan effective date. The repayment will be in default if it is not received by Aetna at its Home Office before the end of the month in which the due date falls.

      (f) If a repayment is in default, an amount equal to the repayment amount and any applicable Surrender Fee will be deducted from the Employee Account as a deemed partial surrender. The date of the surrender will be the first business day following the last day of the month in which the repayment was due. The surrendered amount will automatically be applied to make the repayment that is in default and will thereafter be subject to
          (d).

      (g) If a repayment is received in excess of a billed amount, the excess will be applied towards the Employee Account principal portion of the outstanding loan. Repayments received which are less than the billed amount will be returned to you; therefore, the repayment will be in default and (f) will apply.

      (h) Prepayment of the entire loan balance will be allowed. At the time of prepayment, Aetna will bill you for any accrued Loan Interest, which will be applied in accordance with (d). Aetna will consider the loan paid when this amount is received.

      (i) If the Employee Account is surrendered while there is an outstanding loan balance, accrued Loan Interest and any applicable Surrender Fee will be deducted from the Employee Account Current Value.

      (j) Upon the election of an Annuity Option or your death, the loan will be canceled resulting in a distribution of the outstanding loan balance. Accrued Loan Interest will be deducted from the Employee Account Current Value and this interest will then be treated as a quarterly repayment under
          (d).

3.15. Notice to the Contract Holder: Aetna will notify the Contract Holder each year of:

      (a) The value of any amounts held in:

          (1) The Fixed Account;

          (2) The GA Account;

          (3) The Fund(s) for the Separate Account;

      (b) The number of any Fund(s) Record Units;

      (c) The Fund(s) Record Unit Value(s); and

      (d) The Surrender Values of these amounts.

      Such number or values will be as of a date no more than 60 days before the date of the notice.

3.16. Distribution Options: The following distribution options may be elected by the Contract Holder on your behalf.

      (a) Estate Conservation Option (ECO): A distribution option under which a portion of the Individual Account(s) Current Value will automatically be surrendered and distributed each year.

          (1) An ECO payment will be determined in the following manner:

              a. Payments will commence no earlier than the year in
                 which the Participant attains age 70-1/2 , and will be calculated on the full Current Value of the Individual Account(s), except as provided in "b".

              b. If Aetna maintains separate records of the value
                 of the account as of December 31, 1986, (see below), payments made on or after the year in which you attain age 70-1/2 and before the year in which you attain age 75 will only be calculated on amounts contributed after December 31, 1986, plus all interest credited on all amounts after that date. The method under this rule is elected by the Contract Holder and will no longer be effective if the Contract Holder submits a withdrawal request in addition to a scheduled ECO payment from the Individual Account(s), at which time ECO payments will then be determined under "a".

                 Aetna will maintain separate records if the Contract Holder has not requested any withdrawals from your Individual

                 Account(s) since December 31, 1986. If you attained age 70-1/2 prior to 1988 or you participate in a governmental or church plan, you must be retired in order to qualify under "b".

          (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account(s) Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor.

              As elected by the Contract Holder, the factor is either the single life or joint life expectancy based on tables in
              Section 401(a)(9) of the Code or related regulations. If joint life expectancy is elected and you or your spouse dies, payments will be calculated based on the survivor's life expectancy.

              These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of you and your spouse, and such spouse must be named as the Plan beneficiary of any death benefits under the Contract while ECO is in effect.

          (3) Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account(s).

          (4) Date of Distribution: The Contract Holder shall specify the initial distribution date. The earliest date is the first day of the calendar year in which you attain age 70-1/2. Subsequent distributions will be made annually on the 15th of the month the initial payment was made or such other date Aetna may designate or allow.

          (5) Elections and Revocation: ECO may be elected by the Contract Holder, on your behalf, by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Contract Holder must also certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan.

              Once elected, this option may be revoked by the Contract Holder by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once under the provisions of this Certificate.

          (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

      (b) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Individual Account(s) Current Value attributable to a particular Participant will automatically be surrendered and distributed each year.

          (1) Amount of Distribution: The Contract Holder may elect one of the two payment methods described below.

              (a) Specified Amount: Payments of a designated dollar
                  amount which must be no greater than 10% of the initial Current Value and shall remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Contract Holder. The life expectancy factor for this purpose will be your life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Individual Account Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor. At its discretion, Aetna may require a minimum initial payment amount; or

              (b) Specified Period: Payments which are made over a
                  period of time which must be at least 10 years, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Individual Account(s) Current Value as of December 31 of the prior year, including any outstanding loan(s), by the number of payment years remaining.

              The life expectancy factor is either the single life or joint life expectancy, as elected by the Contract Holder, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon your or your spouse's death, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described in (b)(1). Payments upon your death will continue in the manner described above, unless the Contract Holder on behalf of the spouse elects an alternate payment mode. Any mode elected must provide payments to be made at least as rapidly as those made prior to your death.

              These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of you and your spouse, and such spouse must be named as the Plan beneficiary of any death benefits under the Contract while SWO is in effect.

          (2) Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account(s).

          (3) Date of Distribution: The Contract Holder shall specify the initial distribution date. The earliest date is the first day of the calendar year in which you attain age 70-1/2.

              SWO payments will be made annually. Subsequent distributions will be made annually on the 15th of the month the initial payment was made or such other date Aetna may designate or allow.

          (5) Elections and Revocations: SWO may be elected by the Contract Holder by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Contract Holder must also certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan.

              Once elected, this option may be revoked by the Contract Holder by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

          (6) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

3.17 Sum Payable at Death (Before Annuity Payments Start): The Employee Account Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay any portion of the Individual Account(s) Current Value to the individual and in the manner directed in writing by the Contract Holder when:

      (a) You die before Annuity payments start; and

      (b) The notice of death is received in good order by Aetna.

      The sum payable will be the Current Value on the date when the notice is received in good order. The Contract Holder may choose to apply any sum under an Annuity Option (see Annuity Provisions), subject to any other terms and conditions of this Contract, or to have the Current Value paid in a lump sum.

      If the payee of the death proceeds is your surviving spouse (as your designated beneficiary under the Plan), the first Annuity payment or the lump sum payment may be deferred to a date not later than when you would have attained age 70-1/2 or such later date as may be allowed under federal law or regulations. If the payee is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one year of your death or be paid to the payee within 5 years of your death (See Part IV).

3.18 Surrender Value: After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the surrender of any portion of an Individual Account shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 5.02.

      The Fee on a total surrender of an Individual Account will not exceed 8.5% of the actual Purchase Payments made to that Account.

      For a partial or full surrender from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. If the Contract is subject to ERISA, this direction must include certification that all of the REA requirements have been satisfied. Aetna may defer payment of the surrender value until appropriate Contract Holder certification is received.

3.19 Surrender Restrictions: Limitations apply to full and partial surrenders of the Restricted Amount from this Contract, as required by Code Section 403(b)(11). The Restricted Amount is the sum of:

      (a) Net Purchase Payments attributable to Participant salary reduction contributions made on and after January 1, 1989; plus

      (b) The net increase, if any, in the Current Value of the Employee Account after December 31, 1988 attributable to investment gains and losses and credited interest.

      The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

      (a) You have reached age 59-1/2;

      (b) You have separated from service;

      (c) You have died;

      (d) You have become disabled, within the meaning of Code Section 72(m)(7); or

      (e) The withdrawal is otherwise allowed by federal law, regulations or rulings.

      A full or partial surrender is also allowed if you incur a "hardship" as that term is defined in the Code or regulations under Code Section 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Purchase Payments attributable to your salary reduction contributions made on and after January 1, 1989.

      The Contract Holder must certify that one of these conditions has been met before a surrender request will be considered to be in good order. The Contract Holder must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

      If, pursuant to Revenue Ruling 90-24, amounts are transferred to this Contract from a Code Section 403(b)(7) custodial account, the December 31, 1988 value from such transferred amount may be distributed upon the Contract Holder's request. The Contract Holder must certify that one of the conditions mentioned above has been met or that you have incurred a hardship. The remaining transferred value from the Employee Account will be considered a Restricted Amount subject to the Surrender Restrictions of this subsection.

3.20 Timing of Distributions: The distribution of benefits accrued after December 31, 1986, must be made in a lump sum or must begin not later than the April 1 of the calendar year following the calendar year in which you attain age 70-1/2. However, if you attained age 70-1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which you retire.

      The above does not apply if the Contract Holder is a governmental entity or a church. For Participants of such an employer, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than the April 1 of the calendar year following the calendar year in which you attain age 70-1/2 or retire, whichever occurs later.

      The required distribution described in either of the above rules must be made over your life (or the joint lives of you and the Plan beneficiary) or over a period not exceeding your life expectancy (or the joint life expectancies of you and the Plan beneficiary).

      If the Contract Holder does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

3.21. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

      (a) For a period of up to 6 months (unless not allowed by state law);
          and

      (b) As provided by federal law.

      Aetna may pay any Fixed Account Surrender Value with interest in equal payments over a period not to exceed 60 months when the amount held in the Fixed Account under this Contract exceeds $250,000. This will apply only if the sum of the amounts surrendered within the past 12 months exceeds 20% of such Fixed Account amount.

      Interest, as used above, will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event will the interest rate be less than 4%.

3.22. Reinstatement: All or a portion of the proceeds of a full surrender of this Certificate may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment deducted from GA Account surrenders will not be included in the reinstatement. Amounts will be reinstated among the Fixed Account, GA Account, and the Fund(s) in the same proportion as they were at the time of surrender. Any amounts reinstated to the GA Account will be credited to the current Deposit Period. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

      Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

      Reinstatement is permitted only once.

         IV.  ANNUITY PROVISIONS

4.01. Choices to be Made: The Contract Holder may elect an Annuity Option on your behalf by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.07). The present value of the expected payments to the Annuitant when payments start shall be determined in accordance with the tables under Code Section 401(a)(9) regulations in order to comply with the incidental death benefit test. This restriction does not apply if Option 4(e) is chosen and the second Annuitant is the spouse of the Annuitant.

      Generally, the first Annuity payment must be made no later than the April 1 of the calendar year following the year in which you turn age 70-1/2 or such later date as may be allowed under federal law or regulations (see 3.20). For distributions taken in a lump sum, see Surrender Value (3.17).

      For any election of an Annuity Option, the Contract Holder must provide certification that the REA requirements, as applicable, and Code Section 403(b)(11) withdrawal restrictions have been satisfied.

      When an Annuity Option is chosen, Aetna must also be told if payments are to be made other than monthly and to pay:

      (a) A Fixed Annuity using the General Account;

      (b) A Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

      (c) A combination of (a) and (b).

      If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

      If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

      With the exception of Option 2 on a variable basis, once elected, an Annuity Option may not be revoked.

4.02. Annuity Payments to Annuitant: In no event may any payments to the Annuitant under any Annuity Option extend beyond:

      (a) The life of the Annuitant;

      (b) The lives of the Annuitant and the Plan beneficiary;

      (c) A period certain greater than the Annuitant's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to commence; or

      (d) A period certain greater than the life expectancies of the Annuitant and the Plan beneficiary according to regulations under Code Section 401(a)(9) determined as of the date payments are to begin.

4.03. Death of Annuitant: When an Annuitant dies under Options 2, and 3, the present value of any remaining guaranteed payments will be paid in one sum to the Plan beneficiary as directed in writing by the Contract Holder, or upon election by the Annuitant's Plan beneficiary, any remaining payments will continue to the Plan beneficiary. If no Plan beneficiary exists, the present value of any remaining guaranteed payments will be paid in one lump sum to the Contract Holder.

      In no event may any payments to the Plan beneficiary under an Annuity Option extend beyond:

      (a) The life of the payee determined as of the date payments are to commence; or

      (b) Any certain period greater than the payee's life expectancy as determined by regulations under Code Section 401(a)(9) as of the date payments are to begin.

      However, if a Plan beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the estate of the Plan beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

      (a) The portion of Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

      (b) 1,000; multiplied by

      (c) The payment rate for the Option chosen.

      Such amount, or portion, of the Variable Payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity Units. The number of each Fund Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity Unit Value multiplied by the appropriate number of Units. The Fund Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

4.05. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

      (a) The Value for the previous Period; multiplied by

      (b) The Net Return Factor(s) (see 3.08) for the Period; multiplied by

      (c) A factor to reflect the Assumed Annual Net Return Rate.

      The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

      The dollar value of a Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

      If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

      [bullet] 4.75% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

      [bullet] 6.25% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

      Payments shall not changed due to changes in the mortality or expense results or administrative charges.

4.06. Annuity Options:

      Option 1 - Payments of Interest on Sum Left with Aetna - This Option may be used only by the Plan beneficiary when the Participant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). The Contract Holder, on behalf of the Plan beneficiary, may later tell Aetna to:

      (a) Pay a portion or all of the sum held by Aetna; or

      (b) Apply a portion or all of the sum held by Aetna to any Annuity Option below.

      If the Plan beneficiary is your surviving spouse, the lump-sum payment may be deferred to a date no later than when the Participant would have attained age 70-1/2.

      If the Plan beneficiary is not a spouse, the Contract Holder must tell Aetna to pay the full sum within 5 years after the death of the Participant.

      Option 2 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

      If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see 3.17).

      Option 3 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180 or 240 months.

      Option 4 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

      (a) 100% of the payment to continue to the survivor;

      (b) 66-2/3% of the payment to continue to the survivor;

      (c) 50% of the payment to continue to the survivor; or

      (d) Payments for a minimum of 120 months with 100% of the payment to continue to the survivor.

      (e) 100% of the payment to continue to the survivor if the survivor is the Annuitant and 50% of the payment to continue to the survivor if the survivor is the second Annuitant.

      Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2
                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

      Years of          Amount of        Years of         Amount of        Years of        Amount of
      Payments          Payments         Payments         Payments         Payments        Payments
      --------          --------         --------         --------         --------        --------
          3               $29.19             13              $7.94             22           $5.39
          4                22.27             14               7.49             23            5.24
          5                18.12             15               7.10             24            5.09
          6                15.35             16               6.76             25            4.96
          7                13.38             17               6.47             26            4.84
          8                11.90             18               6.20             27            4.73
          9                10.75             19               5.97             28            4.63
         10                 9.83             20               5.75             29            4.53
         11                 9.09             21               5.56             30            4.45
         12                 8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


      Years of            Amount of        Years of        Amount of       Years of        Amount of
      Payments            Payments         Payments        Payments        Payments        Payments
      --------            --------         --------        --------        --------        --------
          3                 $29.80             13             $8.64            22           $6.17
          4                  22.89             14              8.20            23            6.02
          5                  18.74             15              7.82            24            5.88
          6                  15.99             16              7.49            25            5.76
          7                  14.02             17              7.20            26            5.65
          8                  12.56             18              6.94            27            5.54
          9                  11.42             19              6.71            28            5.45
         10                  10.51             20              6.51            29            5.36
         11                   9.77             21              6.33            30            5.28
         12                   9.16

                                    OPTION 3
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

        Age of
      Annuitant        None           60           120           180          240
      ---------        ----           --           ---           ---          ---
          50          $4.34         $4.34         $4.31         $4.27        $4.22
          51           4.41          4.40          4.38          4.33         4.27
          52           4.48          4.47          4.45          4.40         4.32
          53           4.56          4.55          4.52          4.46         4.38
          54           4.64          4.63          4.59          4.53         4.44

          55           4.72          4.71          4.67          4.60         4.50
          56           4.81          4.80          4.75          4.67         5.46
          57           4.91          4.89          4.84          4.75         4.62
          58           5.01          4.99          4.93          4.83         4.69
          59           5.12          5.10          5.03          4.92         4.75

          60           5.23          5.21          5.13          5.00         4.82
          61           5.36          5.33          5.24          5.09         4.88
          62           5.49          5.45          5.35          5.19         4.95
          63           5.63          5.59          5.47          5.28         5.02
          64           5.78          5.73          5.60          5.38         5.08

          65           5.94          5.89          5.73          5.48         5.15
          66           6.11          6.05          5.87          5.58         5.21
          67           6.29          6.22          6.02          5.69         5.27
          68           6.49          6.41          6.17          5.79         5.33
          69           6.70          6.60          6.33          5.90         5.38

          70           6.92          6.81          6.49          6.00         5.43
          71           7.17          7.04          6.66          6.10         5.48
          72           7.43          7.27          6.84          6.20         5.52
          73           7.71          7.53          7.02          6.30         5.55
          74           8.02          7.80          7.20          6.39         5.59

          75           8.35          8.08          7.38          6.48         5.62

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

        Age of
      Annuitant        None           60           120          180          240
      ---------        ----           --           ---          ---          ---
          50          $5.26         $5.25         $5.22        $5.17        $5.11
          51           5.33          5.32          5.28         5.23         5.15
          52           5.40          5.38          5.34         5.29         5.20
          53           5.47          5.45          5.41         5.35         5.26
          54           5.54          5.53          5.48         5.41         5.31

          55           5.63          5.61          5.56         5.47         5.36
          56           5.71          5.69          5.63         5.54         5.42
          57           5.80          5.78          5.72         5.61         5.47
          58           5.90          5.88          5.81         5.69         5.53
          59           6.01          5.98          5.90         5.77         5.59

          60           6.12          6.09          6.00         5.85         5.65
          61           6.24          6.21          6.10         5.93         5.71
          62           6.37          6.33          6.21         6.02         5.77
          63           6.51          6.46          6.33         6.11         5.83
          64           6.66          6.60          6.45         6.20         5.89

          65           6.82          6.75          6.57         6.30         5.95
          66           6.99          6.91          6.71         6.39         6.01
          67           7.17          7.08          6.85         6.49         6.06
          68           7.36          7.27          6.99         6.59         6.12
          69           7.57          7.46          7.15         6.69         6.17

          70           7.80          7.67          7.30         6.78         6.21
          71           8.05          7.89          7.47         6.88         6.25
          72           8.31          8.13          7.64         6.97         6.29
          73           8.59          8.38          7.81         7.06         6.33
          74           8.90          8.64          7.99         7.15         6.36

          75           9.23          8.93          8.16         7.23         6.38

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $3.69        $3.75       $3.81       $3.84       $3.87        $3.90       $3.91       $3.92        $ 3.92
       50            3.75         3.89        3.97        4.04        4.09         4.13        4.15        4.17          4.18
       55            3.81         3.97        4.16        4.27        4.35         4.42        4.47        4.50          4.51
       60            3.84         4.04        4.27        4.51        4.66         4.78        4.86        4.92          4.95
       65            3.87         4.09        4.35        4.66        4.99         5.19        5.35        5.46          5.53
       70            3.90         4.13        4.42        4.78        5.19         5.67        5.95        6.17          6.31
       75            3.91         4.15        4.47        4.86        5.35         5.95        6.64        7.04          7.34
       80            3.92         4.17        4.50        4.92        5.46         6.17        7.04        8.04          8.63
       85            3.92         4.18        4.51        4.95        5.53         6.31        7.34        8.63         10.05


    Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $4.63        $4.68       $4.73       $4.77       $4.80        $4.82       $4.84       $4.85        $ 4.86
       50            4.68         4.80        4.88        4.95        5.00         5.04        5.06        5.08          5.10
       55            4.73         4.88        5.04        5.15        5.24         5.30        5.35        5.39          5.41
       60            4.77         4.95        5.15        5.37        5.52         5.63        5.72        5.79          5.83
       65            4.80         5.00        5.24        5.52        5.83         6.04        6.20        6.31          6.39
       70            4.82         5.04        5.30        5.63        6.04         6.49        6.77        6.99          7.15
       75            4.84         5.06        5.35        5.72        6.20         6.77        7.45        7.86          8.16
       80            4.85         5.08        5.39        5.79        6.31         6.99        7.86        8.84          9.43
       85            4.86         5.10        5.41        5.83        6.39         7.15        8.16        9.43         10.86

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $3.94        $4.05       $4.18       $4.32       $4.48        $4.66       $4.84      $ 5.02        $ 5.19
       50            4.05         4.20        4.35        4.51        4.69         4.89        5.09        5.30          5.49
       55            4.18         4.35        4.54        4.73        4.95         5.18        5.42        5.65          5.87
       60            4.32         4.51        4.73        4.99        5.25         5.53        5.82        6.11          6.37
       65            4.48         4.69        4.95        5.25        5.61         5.97        6.33        6.69          7.02
       70            4.66         4.89        5.18        5.53        5.97         6.49        6.96        7.43          7.88
       75            4.84         5.09        5.42        5.82        6.33         6.96        7.73        8.39          9.02
       80            5.02         5.30        5.65        6.11        6.69         7.43        8.39        9.54         10.46
       85            5.19         5.49        5.87        6.37        7.02         7.88        9.02       10.46         12.15

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $4.87        $4.99       $5.12       $5.27       $5.44        $5.64       $5.86      $ 6.09        $ 6.30
       50            4.99         5.12        5.26        5.43        5.63         5.85        6.09        6.33          6.57
       55            5.12         5.26        5.44        5.63        5.85         6.11        6.38        6.65          6.92
       60            5.27         5.43        5.63        5.87        6.14         6.44        6.75        7.07          7.38
       65            5.44         5.63        5.85        6.14        6.49         6.84        7.23        7.62          8.00
       70            5.64         5.85        6.11        6.44        6.84         7.35        7.84        8.34          8.83
       75            5.86         6.09        6.38        6.75        7.23         7.84        8.60        9.28          9.93
       80            6.09         6.33        6.65        7.07        7.62         8.34        9.28       10.42         11.35
       85            6.30         6.57        6.92        7.38        8.00         8.83        9.93       11.35         13.04

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $4.07        $4.22       $4.40       $4.61       $4.87        $5.17      $ 5.49      $ 5.84        $ 6.18
       50            4.22         4.37        4.56        4.79        5.06         5.39        5.75        6.13          6.51
       55            4.40         4.56        4.76        5.00        5.31         5.66        6.06        6.49          6.91
       60            4.61         4.79        5.00        5.27        5.61         6.01        6.46        6.95          7.43
       65            4.87         5.06        5.31        5.61        5.99         6.44        6.96        7.54          8.11
       70            5.17         5.39        5.66        6.01        6.44         6.99        7.61        8.29          9.00
       75            5.49         5.75        6.06        6.46        6.96         7.61        8.43        9.29         10.17
       80            5.84         6.13        6.49        6.95        7.54         8.29        9.29       10.54         11.71
       85            6.18         6.51        6.91        7.43        8.11         9.00       10.17       11.71         13.57


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $5.01        $5.15       $5.33       $5.56       $5.83       $ 6.17      $ 6.55      $ 6.98        $ 7.40
       50            5.15         5.29        5.48        5.71        6.01         6.36        6.78        7.23          7.68
       55            5.33         5.48        5.66        5.91        6.23         6.61        7.05        7.54          8.05
       60            5.56         5.71        5.91        6.16        6.51         6.93        7.42        7.96          8.53
       65            5.83         6.01        6.23        6.51        6.87         7.34        7.89        8.51          9.16
       70            6.17         6.36        6.61        6.93        7.34         7.87        8.51        9.23         10.00
       75            6.55         6.78        7.05        7.42        7.89         8.51        9.33       10.20         11.14
       80            6.98         7.23        7.54        7.96        8.51         9.23       10.20       11.44         12.64
       85            7.40         7.68        8.05        8.53        9.16        10.00       11.14       12.64         14.51

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $3.69        $3.75       $3.80       $3.84       $3.87        $3.89       $3.91       $3.91         $3.92
       50            3.75         3.89        3.97        4.04        4.09         4.13        4.15        4.16          4.17
       55            3.80         3.97        4.15        4.26        4.35         4.41        4.46        4.48          4.49
       60            3.84         4.04        4.26        4.50        4.65         4.76        4.84        4.89          4.91
       65            3.87         4.09        4.35        4.65        4.98         5.17        5.31        5.41          5.46
       70            3.89         4.13        4.41        4.76        5.17         5.62        5.87        6.05          6.15
       75            3.91         4.15        4.46        4.84        5.31         5.87        6.48        6.79          6.98
       80            3.91         4.16        4.48        4.89        5.41         6.05        6.79        7.50          7.83
       85            3.92         4.17        4.49        4.91        5.46         6.15        6.98        7.83          8.50


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $4.63        $4.68       $4.73       $4.77       $4.80        $4.82       $4.84       $4.85         $4.85
       50            4.68         4.80        4.88        4.94        4.99         5.03        5.06        5.07          5.08
       55            4.73         4.88        5.04        5.14        5.23         5.29        5.34        5.37          5.38
       60            4.77         4.94        5.14        5.37        5.51         5.62        5.70        5.75          5.78
       65            4.80         4.99        5.23        5.51        5.82         6.00        6.15        6.24          6.30
       70            4.82         5.03        5.29        5.62        6.00         6.44        6.68        6.86          6.96
       75            4.84         5.06        5.34        5.70        6.15         6.68        7.27        7.57          7.76
       80            4.85         5.07        5.37        5.75        6.24         6.86        7.57        8.26          8.58
       85            4.85         5.08        5.38        5.78        6.30         6.96        7.76        8.58          9.23

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                  JOINT AND 1/2 CONTINGENT LIFE INCOME ANNUITY
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $3.86        $3.89       $3.93       $3.94       $3.96        $3.97       $3.98      $ 3.98        $ 3.98
       50            4.02         4.10        4.15        4.18        4.21         4.23        4.24        4.25          4.26
       55            4.22         4.31        4.42        4.48        4.53         4.57        4.59        4.61          4.61
       60            4.43         4.56        4.70        4.84        4.93         4.99        5.04        5.07          5.09
       65            4.69         4.84        5.02        5.22        5.42         5.54        5.63        5.69          5.73
       70            4.99         5.17        5.39        5.65        5.93         6.23        6.40        6.52          6.60
       75            5.33         5.54        5.82        6.14        6.52         6.95        7.40        7.64          7.81
       80            5.70         5.96        6.29        6.69        7.17         7.75        8.41        9.08          9.45
       85            6.07         6.38        6.75        7.24        7.84         8.59        9.49       10.51         11.50


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age of
    Annuitant         45           50          55          60          65           70          75          80            85
    ---------         --           --          --          --          --           --          --          --            --
       45           $4.80        $4.83       $4.86       $4.88       $4.89        $4.90      $ 4.91      $ 4.92        $ 4.92
       50            4.95         5.02        5.06        5.10        5.13         5.15        5.16        5.17          5.18
       55            5.14         5.23        5.32        5.38        5.43         5.46        5.49        5.51          5.52
       60            5.36         5.47        5.59        5.72        5.80         5.86        5.91        5.95          5.97
       65            5.63         5.77        5.93        6.10        6.29         6.41        6.50        6.56          6.60
       70            5.96         6.12        6.31        6.54        6.81         7.08        7.25        7.37          7.46
       75            6.35         6.54        6.77        7.06        7.42         7.81        8.25        8.49          8.66
       80            6.79         7.01        7.30        7.66        8.11         8.65        9.28        9.93         10.29
       85            7.26         7.53        7.86        8.29        8.85         9.55       10.41       11.39         12.37


These Annuity rates are based on mortality from 1983 Table a.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS


5.01. Maintenance Fee: The Maintenance Fee will be $15 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
              Less than 5                                            5%
              5 or more but less than 7                              4%
              7 or more but less than 9                              3%
              9 or 10                                                2%
              More than 10                                           0%

      For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

GTRP-IA                                35

      (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS


5.01. Maintenance Fee: The Maintenance Fee will be $12.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or 10                                                    2%
          More than 10                                               0%

      For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

GTRPA-IA                               35

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

      (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                               V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS


5.01. Maintenance Fee: The Maintenance Fee will be $10 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee

          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or 10                                                    2%
          More than 10                                               0%

      For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

GTRPB-IA                               35

      (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS

5.01. Maintenance Fee: The Maintenance Fee will be $7.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or 10                                                    2%
          More than 10                                               0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

GTRPC-IA                               35

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

      (e) When the individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS


5.01. Maintenance Fee: The Maintenance Fee will be $5 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or 10                                                    2%
          More than 10                                               0%

      For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

GTRPD-IA                               35

      (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN
                                 RETIREMENT PLUS


5.01. Maintenance Fee: The Maintenance Fee will be $2.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or 10                                                    2%
          More than 10                                               0%

      For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of the Individual Account which is paid:

      (a) At the death of a Participant before Annuity payments start;

      (b) As a premium for an Annuity for a Participant under this Contract;

      (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

GTRPE-IA                               35

      (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

      (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

      (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests;

      (g) To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Internal Revenue Code or other appropriate Internal Revenue Service sources; or

      (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

================================================================================
                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225



                      CERTIFICATE OF GROUP ANNUITY COVERAGE
   ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
    FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN
     INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GTCC-IA(RP) (7/98)
================================================================================